Exhibit 99.1

Conmed Healthcare Management, Inc. Announces $2 Million in Price
Increases and Expansions So Far in 2009

100% Renewal Rate Year to Date

Hanover, Md. -- (BUSINESS WIRE) — August 6, 2009 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipal correctional facilities, today announced approximately $2.0 million in service extensions and price adjustments related to 31 existing county and municipal jurisdictions with contract anniversary dates between January 1, 2009 and August 1, 2009, which represents an anticipated 5.2% increase in revenues on these contracts.  Approximately 69% of the increase becomes effective between July 1, 2009 and August 1, 2009.

Approximately $1,200,000 corresponds to expanded services, of which approximately 33% is related to mental health services including the addition of new mental healthcare services agreements with Kitsap County, WA; Talbot County, MD and Dorchester County, MD. Approximately $783,000 represents price adjustments, associated with changes in price indexes, inmate populations, and other contractually-defined terms.

Dr. Richard W. Turner, Chairman of the Board and Chief Executive Officer of Conmed, commented, “We continue to pursue every opportunity to grow with our clients as their trusted partner for correctional healthcare services. Conmed has built a brand name that represents a 100% compliance track record with exceptional customer renewal and retention rates. At Conmed, we are dedicated to earning our customers’ trust and business each day and we believe we are on track to deliver another solid year of financial progress and growth for our shareholders in 2009.”

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in thirty-six counties in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "projects", "potentially" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions~~.~~; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including Amendment No. 1 to the Company’s Annual Report on Form 10-K/A filed with the SEC for the fiscal year ended December 31, 2008. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 646-415-8972
peter@haydenir.com